SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2004

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina	27893
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (252) 291-5507

(Former name or former address, if changed since last report)

Item 5. Other Events

On March 4, 2004, Standard Commercial Corporation issued a press release reporting that it proposes to make a 144A offering of up to $150 million in aggregate principal amount of senior notes due 2012. A copy of the press release is attached as an exhibit.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release of Standard Commercial Corporation dated March 4, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: March 4, 2004	/s/ Robert A. Sheets
Robert A. Sheets,
Vice President and Chief Financial Officer

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